UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02      Results of Operations and Financial Condition.

     The following information, including the text of the press release attached as Exhibt 99.1 to this Form 8-K, is furnished pursuant to Item 2.02 Results of Operations and Financial Condition.

     On August 1, 2005, Genesis HealthCare Corporation (Genesis) reported its results, including pro forma financial results, for the quarter ending June 30, 2005. The earnings release is attached hereto as Exhibit 99.1.

     The earnings release attached hereto as Exhibit 99.1 includes EBITDA which is a non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to accounting principles generally accepted in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

     Management believes that the presentation of EBITDA provides useful information to investors regarding our results of operations because it is useful for trending, analyzing and benchmarking the performance and value of our business. We use EBITDA primarily as a performance measure. We use EBITDA as a measure to assess the relative performance of our operating businesses, as well as the employees responsible for operating such businesses. EBITDA is useful in this regard because it does not include such costs as interest expense, income taxes and depreciation and amortization expense, which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors, when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, management is better able to evaluate operating performance of the business unit and the employees responsible for business unit performance. Consequently, management uses EBITDA to determine the extent to which our employees have met financial performance goals, and therefore may or may not be eligible for incentive compensation awards. We also use EBITDA in our annual budget process. We believe EBITDA facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Although we use EBITDA as a financial measure to assess the performance of our business, the use of EBITDA is limited because it does not consider certain material costs necessary to operate our business. These costs include the cost to service our debt, the non-cash depreciation and amortization associated with our long-lived assets, the cost of our federal and state tax obligations, our share of the earnings or losses of our less than 100% owned operations and the operating results of our discontinued businesses. Because EBITDA does not consider these important elements of our cost structure, a user of our financial information who relies on EBITDA as the only measure of our performance could draw an incomplete or misleading conclusion regarding our financial performance. Consequently, a user of our financial information should consider net income an important measure of our financial performance because it provides the most complete measure of our performance. EBITDA should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures.

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     We define EBITDA as earnings from continuing operations before equity in net income (loss) of unconsolidated affiliates, minority interests, interest expense, income taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA does not represent net income (loss) as defined by GAAP.

Item 7.01      Regulation FD Disclosure.

     The following is being furnished pursuant to Item 7.01.

     Information contained in certain presentations made to the investment community contain the ratio of debt to EBITDA. Included with the earnings release attached hereto as Exhibit 99.1 is a reconciliation of net income to EBITDA for each of the last seven quarters through June 30, 2005, which supports the calculation of the ratio of debt to EBITDA. Exhibit 99.1 also includes the comparable ratio of debt to net income for each of the last four quarters through June 30, 2005.

Item 9.01      Financial Statements and Exhibits

                        (a)      Financial statements of businesses acquired.

                                    Not applicable.

                         (b)      Pro forma financial information.

                                   Not applicable.

                         (c)      Exhibits.

                                   The following exhibits are filed with this Current Report on Form 8-K:

                                   Exhibit     Description

                                   99.1           Earnings release issued by Genesis HealthCare Corporation on August 1, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon
Name: James V. McKeon
Title: Chief Financial Officer